___ August 2007

Adi McAbian
Waat Media Corporation
14242 Ventura Boulevard, 3rd Floor
Sherman Oaks, CA 91423
United States of America

LETTER OF AMENDMENT OF CONTRACT BETWEEN WAAT MEDIA CORPORATION (“CONTENT PROVIDER”) AND VODAFONE UK CONTENT SERVICES LIMITED (“VCS”)

Dear Adi,

The Content Provider and Vodafone Group Services Limited entered into a Master Global Content Reseller Agreement dated 17 December 2004 (“Original Agreement”) and a content schedule dated 17 January 2005 (“Content Schedule”). To implement the Original Agreement and the Content Schedule in the UK, VCS signed a Contract Acceptance Notice on 11 April 2005 (the Original Agreement, Content Schedule and Contract Acceptance Notice, as amended by the letters of amendment dated 25 February 2007 and 27 February 2007 shall together be referred to as the “Contract”).

On 25 February 2006 VCS entered into an agreement with the Content Provider which provides that the Content Provider shall supply certain services to VCS (as amended by letters of amendment on 25 February 2007 and 27 February 2007, the “Linking Agreement”). VCS and the Content Provider have now agreed to amend the Contract and Linking Agreement in respect of the UK only as set out below:

1	Effective 1 August 2007:

1.1
With respect to the Contract, Content Provider shall receive [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]% of the Net Revenue, less all Deductions in respect of distribution of the Content.

1.2	With respect to the Linking Agreement, Content Provider shall receive [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24B-2]% of Net Partnership Revenue.

2
Content Provider shall remain responsible for ensuring that the Code of Practice (as defined in the Linking Agreement) and Guidelines (as defined in the Linking Agreement) are adhered to and also the relevant content standards are maintained in their current format and shall ensure that the content of any third parties meets the same standards.

3
Save as varied by this letter of amendment, the Contract and Linking Agreement shall continue in full force and effect and in the event of any conflict between its terms and this letter of amendment, the terms of this letter of amendment shall prevail.

Vodafone UK Content Services Limited
Vodafone Content Services
Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England
Telephone: +44 (0)1635 33251, Facsimile: +44 (0)1635 686734

Registered Office: Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England. Registered in England No. 4064826

For the avoidance of doubt and unless otherwise provided in this letter of amendment, the capitalised terms in this letter of amendment shall have the same meaning as provided in the Contract and Linking Agreement, as applicable.

Please confirm your agreement to this letter of amendment by signing and returning the enclosed copy.

Yours sincerely
/s/ Bill Randall Bill Randall
Head of Commercial Partnerships E-mail: bill.randall@vodafone.com
We hereby agree to the contents of this letter of amendment.

for and on behalf of
Waat Media Corporation

Dated:

Vodafone UK Content Services Limited
Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England
Telephone: +44 (0)1635 33251, Facsimile: +44 (0)1635 686181

Registered Office: Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England.
Registered in England No. 4064826

*WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*